UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2007

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2007, the Board of Directors of Kohl’s Corporation (“the Company”) approved the amendment and restatement of the Bylaws of the Company.  Article V of the Bylaws was amended to provide that shares issued by the Company may be issued with or without certificates.  This amendment was made in response to the listing requirements of the New York Stock Exchange (the “NYSE”) that mandate that all NYSE-listed companies become eligible to participate in a direct registration system operated by a securities depository on and after January 1, 2008.  In addition, a number of conforming changes and technical updates and edits were made to the Bylaws, relating to, among other things:  the procedures for shareholders to call a special meeting (Section 2.02); the ability to give notices and appoint proxies by electronic transmission (Sections 2.04, 2.09 and 3.06); the conduct of shareholder meetings and the methods for providing the shareholders list for such meetings (Sections 2.06 and 2.08); adjournments of meetings of the board of directors (Section 3.07); fixing the compensation of directors (Section 3.11); the appointment and responsibilities of officers (Sections 4.01 and 4.12); and the terms of the written undertaking to be provided in connection with the advancement of expenses (Section 8.06).

The description of the amendments to the Bylaws set forth above is qualified by reference to the full text of the Amended and Restated Bylaws of the Company, clean and marked versions of which are filed hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kohl’s Corporation

3.2*	Amended and Restated Bylaws of Kohl’s Corporation (Marked Version)

*Exhibit 3.2 is being provided solely for the purpose of showing the amendments described in Item 5.03.  Text in brackets represents deletions and underlined text represents additions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2007

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kohl’s Corporation

3.2*	Amended and Restated Bylaws of Kohl’s Corporation (Marked Version)

*Exhibit 3.2 is being provided solely for the purpose of showing the amendments described in Item 5.03.  Text in brackets represents deletions and underlined text represents additions.